THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED___________, 2012 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR & TRANSFER COMPANY AS THE SUBSCRIPTION AGENT.

SUBSCRIPTION RIGHTS CERTIFICATE NO.

FIRST CAPITAL BANCORP, INC.

GLEN ALLEN, VIRGINIA

NUMBER OF RIGHTS

Incorporated under the laws of the Commonwealth of Virginia

SUBSCRIPTION CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Units Consisting of One (1) Share of Common Stock and a Warrant to Purchase one-half (1/2) of a Share of Common Stock

Subscription Price: $2.00 Per Unit

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION TIME (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase Three (3) Units, each Unit consisting of One (1) share of common stock, $4.00 par value per share, and a Warrant to purchase one-half (1/2) of a share of common stock, $4.00 par value per share, of First Capital Bancorp, Inc., a Virginia corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in this mailing. The non-transferable Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each Unit as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of the Commonwealth of Virginia.

Dated:

William W. Ranson

SECRETARY

FIRST CAPITAL BANCORP, INC. CORPORATE SEAL 2006 COMMONWEALTH OF VIRGINIA

MANAGING DIRECTOR AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
(Cranford, NJ)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By Mail, Hand or Overnight Courier:
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
Attn: Reorg/Exchange Department

Delivery to an address other than the address listed above will not constitute valid delivery.
Delivery by facsimile will not constitute valid delivery.

EXERCISE FORM. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:

Basic Subscription Right

I exercise ____________ (no. of your rights) rights x 3.00 (ratio) = ____________ (total no. of your new units)

Therefore, I apply for ____________ (no. of new units) x $2.00 (subscription price) = $ ____________ (amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Right and wish to subscribe for additional units up to the total number of unsubscribed units, you may exercise your Over-Subscription Privilege. If sufficient units are available, the Company will seek to honor the over-subscription requests in full.

The maximum number of unsubscribed units:

8,913,513 (total offered Units) - ____________ (total number of your units) = ____________ (maximum unsubscribed shares) units

Therefor, I apply for:

____________ (number of oversubscription units applied for) x $2.00 (subscription price) = ____________ (additional amount enclosed) shares

Total Amount Enclosed: $ ____________ (Sum of Basic Plus Over-Subscription Amounts)

☐ An uncertified (personal) check drawn on a U.S. bank payable to "Registrar and Transfer Company," as Subscription Agent.

☐ Wire transfer directly to the segregated account maintained by Registrar and Transfer Company, as Subscription Agent.

TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offering and I hereby irrevocably subscribe for the number of units indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the units for which I have subscribed, the subscripton will not be effective.

____
Signature(s) of Subscriber(s)

____________ Indicate, by initialing in the provided blank, that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Subscription Rights Certificate.

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s): ____________

Capacity (Full Title): ____________

Taxpayer ID # or Social Security #: ____________

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

(a) To be completed ONLY if the certificates representing the Common Stock and the Warrants are to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK AND WARRANTS TO:

____
(Please Print Name)

____
(Print Full Address)

____
(Social Security # or Tax ID #)

(b) To be completed ONLY if the certificate representing the Common Stock and the Warrants are to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

____
(Please Print Name)

____
(Print Full Address)

____
(Social Security # or Tax ID #)

GUARANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES AND WARRANTS DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Signature: ____________
(Name of Bank or Firm)

By: ____________
(Signature of Officer)

FULL PAYMENT FOR THE UNITS MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY AN UNCERTIFIED (PERSONAL) CHECK DRAWN UPON A UNITED STATES BANK OR WIRE TRANSFER PAYABLE TO REGISTRAR AND TRANSFER COMPANY